Posting Supplement No. 23 dated November 4, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 355647

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
355647	$2,500	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 355647. Member loan 355647 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	SwervePoint	Debt-to-income ratio:	11.52%
Length of employment:	2 months	Location:	Boston, MA

Home town:	Princeton
Current & past employers:	SwervePoint, North Atlantic, Inc.
Education:	University of Southern Maine

This borrower member posted the following loan description, which has not been verified:

I have been working over the past few years to build back the credit that I ruined while in college. While I have built it up a little, I need your help to get to the next step. I plan on using this loan to ensure that all of my future credit card payments are up to date, and to fund a return to school - the right way this time.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	67
Revolving Credit Balance:	$1,888.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358255	$12,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358255. Member loan 358255 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	SDB Systems	Debt-to-income ratio:	11.11%
Length of employment:	40 years	Location:	NEWBURY PARK, CA

Home town:	Grand Rapids
Current & past employers:	SDB Systems, Kowen
Education:	University of Michigan,, University of Berkley, Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I am looking to redo a few items in my house and would like to take a loan out to cover these expenses.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,930.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358473

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358473	$7,250	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358473. Member loan 358473 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	The Home Depot	Debt-to-income ratio:	1.08%
Length of employment:	2 years 4 months	Location:	Huntington, NY

Home town:	Bay Shore
Current & past employers:	The Home Depot
Education:	Wilson Technical Community College

This borrower member posted the following loan description, which has not been verified:

My Fiance and I are starting a new business. His dream is to own a mechanic shop, He had a mechanic shop 6 years ago but the lease was up and they sold the building. He worked in the limousine industry since then but do to recession times are hard. A friend recommend a shop that is for rent, we saw an opportunity and had to take it. The shop already has 2 lifts and tire balance machine, so that's a head start for us, and it's in the same neighborhood where his old shop was so he has the clientele. We need the loan to help us with the fees of licensing ($2,500) and to help us get by on the first months rent ($3,500). The office, waiting room and the bathroom needs to be renovated ($2,500), and the rest is going to go to supplies and advertising of our new shop ($1,500). That gives the total of $10,000. My fiance is a hard worker and has put everything in to this, we need financial help we can get. I know if we are granted this amount of money we will succeed.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,610.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358618	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358618. Member loan 358618 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,167 / month
Current employer:	Delta Air Lines	Debt-to-income ratio:	19.97%
Length of employment:	3 years 3 months	Location:	Hapeville, GA

Home town:	Lansing
Current & past employers:	Delta Air Lines
Education:	The Art Institute of Atlanta

This borrower member posted the following loan description, which has not been verified:

I took out a loan on my 401k to pay off credit cards. Now that the market is down, I'd like to payoff of the loan so that I can take advantage of some of the good deals out there.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,818.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358955

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358955	$14,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358955. Member loan 358955 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NH GOP	Debt-to-income ratio:	21.80%
Length of employment:	1 year 2 months	Location:	SUNCOOK, NH

Home town:	Dublin
Current & past employers:	NH GOP
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

The loan is being requested to pay off my credit card debt in 3 years and get out from the 26% APR I am currently paying which makes this debt almost impossible to pay off in a fashion that will allow me to begin to start saving.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,772.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359183	$15,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359183. Member loan 359183 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,040 / month
Current employer:	Stanford University	Debt-to-income ratio:	16.01%
Length of employment:	5 years	Location:	MILPITAS, CA

Home town:	Altus
Current & past employers:	Stanford University, Notel Networks
Education:	San Jose City College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a couple of credit cards that I currently have into one easy monthly payment. I no longer use the credit cards for any expenses. However, I am finding it difficult to pay the cards down with such high interest rates.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,692.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359243	$6,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359243. Member loan 359243 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	AMERICAN SHEET METAL	Debt-to-income ratio:	2.14%
Length of employment:	32 years	Location:	SANTEE, CA

Home town:	Port Jefferson
Current & past employers:	AMERICAN SHEET METAL
Education:	local154 trade school

This borrower member posted the following loan description, which has not been verified:

home improvement,cabinets ,floors

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,541.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359409

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359409	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359409. Member loan 359409 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	Victoria's Secret	Debt-to-income ratio:	24.89%
Length of employment:	4 years 2 months	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Victoria's Secret
Education:	U of MN- Duluth

This borrower member posted the following loan description, which has not been verified:

I just moved. I need to buy furniture and pay off money borrowed for initial deposit on my town home. I would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,139.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359428	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359428. Member loan 359428 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	6.48%
Length of employment:	n/a	Location:	Dana Point, CA

Home town:	Wall
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be for a 2006 PT Cruiser with only 300 miles on it. There is still a full warranty till Dec. 2009 in effect.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,998.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359437

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359437	$16,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359437. Member loan 359437 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Troy Group Inc	Debt-to-income ratio:	10.17%
Length of employment:	4 years	Location:	IRVINE, CA

Home town:	Kalibo Aklan
Current & past employers:	Troy Group Inc
Education:	Assumption College

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	17
Revolving Credit Balance:	$893.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359543	$18,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359543. Member loan 359543 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	City of Southlake	Debt-to-income ratio:	17.43%
Length of employment:	4 years	Location:	Fort Worth, TX

Home town:	DFW
Current & past employers:	City of Southlake, City of Denton
Education:	University of Utah, University of North Texas

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off current credit card debt obtained during my time at the University of North Texas four years ago pursuing my masters degree, so that I could support my young family at the time. My goal is to be debt-free as quickly as possible. My financial situation: I am a good candidate for this loan because while I am able to currently pay my credit cards, I am not making a big enough dent in the actual balances to really make a difference. Using Lending Club, I will be able to pay these down more quickly. Now that I am in a great job making good money my intention is to pay quite a bit more than the minimum every month. It is unlikely it will take me the full balance of time to pay off this loan. I am currently working in local government where I make a decent income for someone my age and I would like to take advantage of this opportunity to pay off the debt I incurred while trying to reach this professional goal. I have no accounts delinquent and have never fell into the red with any of my creditors. I know I would make an excellent investment for LendingClub Investors. Below are the balances of my current cards. I would like to note that all of this debt was on one card a two years ago, but I transferred it to many no-interest/low-interest cards to try and put a bigger dent in the balance. Now many of the promotional APR offers have expired on those cards and the rates have gone way up. 1. Bank of America American Express - $8,272 @ 10% 2. Chase Visa - $2,550 @ 19% 3. Chase Mastercard - $6,300 @ 13% 4. Discover Card - $6,075 @ 15% 5. Citi Bank - $1,237 @ 19% 6. REI Visa - $500 @ 19% Please let me know if you have any other questions.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,046.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359571	$22,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359571. Member loan 359571 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Sliced Bread	Debt-to-income ratio:	22.33%
Length of employment:	3 years	Location:	buffalo, NY

Home town:	Silver Creek
Current & past employers:	Sliced Bread, Citigroup, US Army, Maywalt Realty
Education:	Houghton College, Indiana Wesleyan University, silver creek central school

This borrower member posted the following loan description, which has not been verified:

I already have a decent sized business going (I sold $600,000 worth of DVD's last year), but am always looking for more financing as the more money I have to purchase inventory with the more I can make in any given year. I have been a powerseller on eBay for over 2 years at this point (my eBay name is AuroraLove5, and my Amazon name is bkp3725). I have never been late on a single payment, and aside from having a steady home based business I work at Citigroup in NY making a good chunk of change there too in case DVD's slow down (just got out of the army and I am thrilled to be back in the states). My credit card debt level fluctuates DRAMATICALLY from month to month (I only buy when things are on sale, and I pay everything off as soon as they sell - always within 3 months), which makes conventional financing hard, which is why this seems to be the best solution for me. If you have any questions please feel free to email me at RogerFarney@Hotmail.com. Thank you for your consideration. Roger Farney (By the way, my wife's loan is actually on the front page of lendingclub.com towards the bottom, we are current on that loan, and looking to expand further in case you were wondering) http://members.ebay.com/ws/eBayISAPI.dll?ViewUserPage&userid=auroralove5 (eBay about me page, you can browse my auctions from there as well)

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	2
Revolving Credit Balance:	$22,341.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359583	$9,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359583. Member loan 359583 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,333 / month
Current employer:	metropolitan museum of art	Debt-to-income ratio:	21.38%
Length of employment:	6 years 5 months	Location:	Forest Hills, NY

Home town:	bucharest
Current & past employers:	metropolitan museum of art, sculpture house casting
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

In august my daughter got married: she moved out I'm a widower so I decided I do not need such a big house so I put it up for sale except every would be buyer complains about the bathroom which although nice, clean and useful could use a face-lift...

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,649.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359706	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359706. Member loan 359706 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Global Basecamps	Debt-to-income ratio:	21.69%
Length of employment:	2 years 6 months	Location:	Encinitas, CA

Home town:
Current & past employers:	Global Basecamps, Pacific Gas & Electric
Education:	University of Virginia (UVA) - Masters of Science, University of Delaware - Bachelor of Science

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to design and develop a new website and marketing campaign for a new product line for a small travel business. My financial situation: I am a good candidate for this loan because I am currently an owner in a travel company which has a proven sales history and has established ourselves in a very rapidly growing travel niche. We are looking to expand our business through the development of a new website and marketing strategy. Since we have been reinvesting all profits back into the company I currently do not have the capital at hand to launch this new site, which is why I am looking to the Lending Club community to help!

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,462.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359707

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359707	$25,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359707. Member loan 359707 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,217 / month
Current employer:	Self Employed	Debt-to-income ratio:	24.52%
Length of employment:	1 year	Location:	Manchester, MI

Home town:	Ann Arbor
Current & past employers:	Self Employed
Education:	Dallas Community College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balance of a note due to the seller of well collateralized buisness. Monies will go directly to the note holder.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$145,032.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359892

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359892	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359892. Member loan 359892 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	trendsetters	Debt-to-income ratio:	9.56%
Length of employment:	6 years	Location:	PUEBLO, CO

Home town:	Pueblo
Current & past employers:	trendsetters, mccalls hair studio
Education:	tony and guy hair institute

This borrower member posted the following loan description, which has not been verified:

to pay off current debt and lower interest rate, and obtain termed loan

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,204.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 359899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359899	$10,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359899. Member loan 359899 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	fleet	Debt-to-income ratio:	21.92%
Length of employment:	2 years	Location:	NEW CASTLE, DE

Home town:	columbus
Current & past employers:	fleet, wal-mart distribution center, jb hunt and air products
Education:	del tech community college

This borrower member posted the following loan description, which has not been verified:

I would like to used the money to help fix up the home that I live with my mother. Things like a new roof, windows, and rear door.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,042.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359903	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359903. Member loan 359903 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.93%
Length of employment:	n/a	Location:	Tarzana, CA

Home town:
Current & past employers:
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Hi, I am requesting this loan to refinance my business loan at a lower rate. I have been in business for more then 7 yrs and have excellent personal and business credit. I have never had a default and most likely the loan will be paid off in few months since i am expecting to get a good share of my investment into different business when its sold in few months. Thanks

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,429.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359970

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359970	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359970. Member loan 359970 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,958 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	7.02%
Length of employment:	8 years 11 months	Location:	Wenonah, NJ

Home town:
Current & past employers:	Thomson Reuters, Comcast Corp., RadPharm, Inc, Brandywine Technology Consulting
Education:	Gloucester County College, Camden County College, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to payoff the outstanding balance of a 401k loan through my company. This loan was used to purchase our property and consolidate debt. I didn't realize it at the time, but I am not allowed to make advanced, partial payments to this loan; my only repayment options are to continue paying the monthly amount for the remainder of the term, or make a single payment for the outstanding balance. Had I know ahead of time, I would never have considered accepting the loan. As I have been making payments on this loan for over a year now, and the original term is 5 years, my balance has been reduced significantly. With a $20,000 loan at the same rate I'm paying now, I would be able to pay off the remaining balance and my loan payment would be reduced by almost half. Please note that I will only consider offers for loans which allow advanced payments. My income is rather significant, and, as I alluded to above, my plan was always to make advanced payments to the original loan. The LendingClub system only allows me to enter one current employer; I am currently work for both ThomsonReuters and for Comcast. I can provide paystubs to assist in income verification. I hope you will consider my request and view it in light of my income and the fact that the new payment amount would be much less than what I am currently paying. Thanks for your consideration. Sincerely, Michael Wilson

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$61,977.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359972	$18,200	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359972. Member loan 359972 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Rabobank N A	Debt-to-income ratio:	20.46%
Length of employment:	16 years	Location:	BAKERSFIELD, CA

Home town:	Bakersfield
Current & past employers:	Rabobank N A, Wendys
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off credit card and personal loan debts. I have just finished school and received a promotion. The interest rates have become quite high.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359981	$7,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359981. Member loan 359981 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,260 / month
Current employer:	Acquity Group	Debt-to-income ratio:	3.70%
Length of employment:	3 years 2 months	Location:	lenexa, KS

Home town:	Lee Summit
Current & past employers:	Acquity Group
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

We as a family have been working very hard to pay off the high interest credit card debts and we are now down to 1 big credit card at a high interest rate that we would like to convert to a lower percentage to pay it off quicker. We are a family of 4, Me, my spouse, 1 little girl and 1 little boy. We pay all of our bills on time and hence we feel this site is a good place for us to get help to pay off our debt sooner.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	15
Revolving Credit Balance:	$18,043.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360016	$24,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360016. Member loan 360016 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,483 / month
Current employer:	Macquarie Holdings	Debt-to-income ratio:	12.70%
Length of employment:	5 years	Location:	KISSIMMEE, FL

Home town:	Frederick
Current & past employers:	Macquarie Holdings
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan is to pay off my credit card debt. My financial situation: I am a worthy borrower with good credit rating (712), income level, and payment history. I have been employed with the same company for 5 years and my salary is $170,000 annually, not including bonuses. Additionally, I have $2,400 in rental income from an investment property. I had a Prosper loan in December 2006 that I paid off in 14 months. Thank you in advance for your assistance in helping me comsolidate some debt and cancel some credit cards.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,099.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 360022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360022	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360022. Member loan 360022 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	covad communications	Debt-to-income ratio:	7.85%
Length of employment:	15 years 6 months	Location:	SAN DIEGO, CA

Home town:	Hempstead
Current & past employers:	covad communications, SBC Communications
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

to pay off bills and CC debt.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$17,465.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360080	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360080. Member loan 360080 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Celtic Marketing	Debt-to-income ratio:	6.93%
Length of employment:	2 months	Location:	HOPKINS, MN

Home town:	Toledo
Current & past employers:	Celtic Marketing, KemperSports Management, Bruno Event Team
Education:	Miami University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt that I accumulated after some life changing events.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$26,610.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360152

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360152	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360152. Member loan 360152 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	scott peraria builders	Debt-to-income ratio:	23.46%
Length of employment:	8 years 10 months	Location:	barnegat, NJ

Home town:	Toms River
Current & past employers:	scott peraria builders
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

looking for loan to consolidate credit card,medical loan,homedepot card,and rest of truck loan for around 6%

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,282.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360163	$7,500	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360163. Member loan 360163 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Toolpro	Debt-to-income ratio:	1.14%
Length of employment:	21 years 10 months	Location:	los banos, CA

Home town:	los banos
Current & past employers:	Toolpro, Woods Fruit company
Education:	Stanilaus state school

This borrower member posted the following loan description, which has not been verified:

Business loan for our tool business.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,999.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360198	$10,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360198. Member loan 360198 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self-employed	Debt-to-income ratio:	20.58%
Length of employment:	1 year 2 months	Location:	Maple Shade, NJ

Home town:	Maple Shade
Current & past employers:	Self-employed, Kuk Enterprises, LLC/DBA LaCucina at The Bellevue
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

Working capital to grow current business. Looking to add breakfast to current menu to increase revenue.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,189.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360211	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360211. Member loan 360211 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Birch Mountain	Debt-to-income ratio:	14.76%
Length of employment:	30 years 6 months	Location:	Thurman, NY

Home town:	Milwaukee
Current & past employers:	Birch Mountain, Jo JO's Restaurants, Inc
Education:	Palmer College/ Scott CC

This borrower member posted the following loan description, which has not been verified:

I own and operate a 230 acre retreat center in the Adirondack Park in upstate NY. I have developed an energy medicine program (The HEAL Process) which has been very successful in helping many people heal all kinds of health issues. Several years ago I became aware of an energy device that is demonstrating great promise in aiding the healing of the physical body. My clients have been experimenting with it and achieving excellent results. The seller has hundreds of testimonials claiming that the device has cured the user?s cancer and other health issues. The owner of the device is now in his mid 80's and wants to sell his business to me. He has many people wanting to buy him out and offering large amounts of money, yet he chose me. He loves my dedication and healing work and is more interested in making sure that the device is passed onto the right person than receiving more money. I recently incorporated a not-for-profit company---Meta-Energy Medicine and have a contract to purchase with the seller giving me until December 12th to close the deal---I need to raise $25,000.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,446.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360213	$20,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360213. Member loan 360213 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Charlotte Russe INC	Debt-to-income ratio:	8.20%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	Salisbury
Current & past employers:	Charlotte Russe INC, US Airways Express/Piedmont
Education:	Baltimore School of Massage

This borrower member posted the following loan description, which has not been verified:

Hello! I want to consolidate bills and make one payment. I've heard great things about Lending Club and look forward to this opportunity. I have a great credit score and pay all bills on time, I just want to pay off everything, help my Dad and pay Lending Club instead of Credit Card Companies!! :) Thank you so much!!! Tamie Arietta 619.395.7792

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,418.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360230	$7,800	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360230. Member loan 360230 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Inland Real Estate Group Inc.	Debt-to-income ratio:	11.50%
Length of employment:	34 years	Location:	Wheaton, IL

Home town:	Chicago
Current & past employers:	Inland Real Estate Group Inc., National Foods store
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase 30 hours of real estate investment education which includes for free a second student (partner). This college is taught by successfully proven real estate investors that have succeeded in very specific categories of real estate investment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,081.00	Public Records On File:	1
Revolving Line Utilization:	87.80%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360242

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360242	$10,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360242. Member loan 360242 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	Fox Hill Country Club	Debt-to-income ratio:	21.63%
Length of employment:	8 years	Location:	PITTSTON, PA

Home town:	Scranton
Current & past employers:	Fox Hill Country Club, Glen Oak Country Club
Education:	LCCC

This borrower member posted the following loan description, which has not been verified:

The loan would be used to consolidate credit card debt and have one fixed payment per month instead of four

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,979.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360253

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360253	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360253. Member loan 360253 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Timken Co.	Debt-to-income ratio:	4.32%
Length of employment:	72 years	Location:	CANTON, OH

Home town:	Dover
Current & past employers:	Timken Co.
Education:	Kent State University - Tuscarawas Campus

This borrower member posted the following loan description, which has not been verified:

Need to consolidate 2 cards into one payment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$49,421.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360268

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360268	$20,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360268. Member loan 360268 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	La Casa de Don Pedro	Debt-to-income ratio:	2.72%
Length of employment:	10 years 5 months	Location:	newark, NJ

Home town:	guayama
Current & past employers:	La Casa de Don Pedro, Branch Brook School
Education:	Montclair Atate University

This borrower member posted the following loan description, which has not been verified:

I would like to have a loan to consolidate and give a down payment towards a property

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,273.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360283	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360283. Member loan 360283 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	US Army	Debt-to-income ratio:	7.82%
Length of employment:	8 years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidation of various credit cards and loans

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360316

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360316	$5,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360316. Member loan 360316 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Vie Restaurant	Debt-to-income ratio:	13.08%
Length of employment:	6 years	Location:	CHICAGO, IL

Home town:	Seoul
Current & past employers:	Vie Restaurant
Education:	Cal State Fullerton

This borrower member posted the following loan description, which has not been verified:

Want to consolidate debt

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,013.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360327

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360327	$20,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360327. Member loan 360327 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,917 / month
Current employer:	Tighe Patton Armstrong Teasdale	Debt-to-income ratio:	15.16%
Length of employment:	8 years 2 months	Location:	Falls Church, VA

Home town:	Framingham
Current & past employers:	Tighe Patton Armstrong Teasdale
Education:	University of Chicago, University of Michigan Law School

This borrower member posted the following loan description, which has not been verified:

I have been offered a partnership in my downtown Washington, D.C. law firm, but there is a hitch. My firm is very entrepreneurial and part of its culture is that partners are not paid a salary. In essence, partners in my firm are paid on a commission basis based on the amount work they do and the amount of business they bring in. Because partners do not get paid until our clients pay their bills, a new partner must wait at least two months before seeing his/her first check. Per industry standard practices, the first month of work will not be billed until the beginning of the next month and clients have 30 days (i.e., the beginning of the following month) to pay their bills. Thus, work done in November is not billed until the beginning of December and is not paid until the beginning of January. As a result, my next paycheck will not be until next January. My wife and I are seeking to adopt from a foreign country, which is a long and expensive process. (It usually takes a few years and costs $20,000 or more per adoptive child.) As result, we have not been able to save as we would like and we are facing a few more expenses in the next few months. Although we have already spent most of what we need to complete the adoption, there will be a some expenses (such as international plane tickets and hotel expenses to bring our child home) to pay when the time comes. My current income is about $132,000 per year. Because of marketing and other advantages that law partners have over non-partners (i.e., clients are more comfortable doing business with and paying higher rates for partners), I expect my annual income to increase to at least $165,000 per year once I make partner. I need a loan now, however, to secure the income I will need over the next few months and to give me some time to build my savings and even out the inevitable up-and-down cycles that occur when you depend on commission-based income. (I would rather get a loan than borrow from my credit cards because credit cards are just too darned expensive.) One note on the prospects for the legal market: I have developed legal expertise in different areas that normally exhibit different market trends. I do a lot of work in complex commercial and employment litigation in federal courts, and I have extensive experience in bankruptcy litigation. Both litigation and bankruptcy are countercylical (i.e., the work goes up as the economy goes down). I also advise numerous tax exempt organizations, such as charities, trade associations, and political organizations. This work tends to grow with the economy and tracks normal business cycles. Finally, my firm has several competitive advantages, including our location in Washington, D.C. Federal government services are recession-proof and the businesses in this area (and that come from around the country to lobby or do business here) continue to grow even in the middle of a recession. That and our ability to deliver high-quality service for a more affordable price makes our firm very attractive even during down times in the economy. All of these factors mean that our work (and my part of it) should continue to be steady regardless of the economic conditions affecting the country as a whole. That in a nutshell is my request. I am looking forward to working with you to make it fruitful both for me and for your investors.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	33
Revolving Credit Balance:	$134,025.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360350

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360350	$15,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360350. Member loan 360350 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Grant Ave Developement	Debt-to-income ratio:	7.81%
Length of employment:	12 years	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Grant Ave Developement
Education:	Tompkins-Cortland Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate credit card debt that I am currently paying on and to payoff these loans at a quicker rate. I currently have 3 credit amounts that I am looking to roll into one monthly payment and pay off quicker.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,340.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360372

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360372	$14,400	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360372. Member loan 360372 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Retired	Debt-to-income ratio:	0.58%
Length of employment:	3 years 4 months	Location:	OVIEDO, FL

Home town:	Atlanta
Current & past employers:	Retired, U.S. Department of Defense
Education:	U.S. Air Force

This borrower member posted the following loan description, which has not been verified:

This loan will be for my daughter's Bar Exam study expenses, and will cover her cost of living and Bar review courses. She is going to be taking the Florida Bar Exam.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	14
Revolving Credit Balance:	$104.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360376	$3,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360376. Member loan 360376 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,199 / month
Current employer:	Five Star Equipment Inc.	Debt-to-income ratio:	16.78%
Length of employment:	4 years	Location:	BLAKESLEE, PA

Home town:	Pacifica
Current & past employers:	Five Star Equipment Inc., Perforating Industries Inc.
Education:	Universal Technical Institute of Pennsylvania Inc

This borrower member posted the following loan description, which has not been verified:

I am going on a week long trip to Costa Rica with my brother in a couple of weeks. The tickets and most everything else are already paid for. However some extra spending cash would be nice for down there. I also have to do some engine work to my 99' Acura and would rather borrow the money right now as opposed to dipping into my savings. Thank you very much...

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,392.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360406

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360406	$10,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360406. Member loan 360406 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,966 / month
Current employer:	Maintenance Inc.	Debt-to-income ratio:	16.80%
Length of employment:	6 years	Location:	DALLAS, TX

Home town:	Paris
Current & past employers:	Maintenance Inc., Bibbentuckers the Dry Cleaners, Blinn College
Education:	Collin County Community College District, Blinn College

This borrower member posted the following loan description, which has not been verified:

My Fianc? and I are planning our wedding in January 2009. I have good credit that I have been building on; my Fianc? is a former Marine and has some bad debts. We are hoping to get out of debt so we can buy a home and start a family soon. Last year I was diagnosed with Ovarian Cancer so I don't have as great of a chance as I thought to start my family. We need to get out of debt before we can start our family with times being like they are now. With the added cost of getting married we are under a lot of stress financially and emotionally. I think that people lending to people is a great opportunity for people to get the real help they need.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	68
Revolving Credit Balance:	$13,772.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360407

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360407	$23,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360407. Member loan 360407 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Wag Hotels	Debt-to-income ratio:	24.93%
Length of employment:	3 years 2 months	Location:	Galt, CA

Home town:
Current & past employers:	Wag Hotels, City of Sacramento
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Thanks for reviewing my post. I will be using this loan to consolidate two fixed interest loans into one loan. One loan is at 10% the other is at 14%. Combined they total $23,000 and have a monthly payment of $900. Since I am refinacing these loans and will reduce my monthly financial load this laon should be considered very low risk. I would like to combine them to have one loan payment with one set term. This will assist me as I am in the process of purchasing a new home. I am college educated with a secure job. Even in these tough economic times my company is exapnding. Prior to purchasing my home I plan to sell my car. I will use the equity in my car to purchase a cheaper car and save additional $. Financial Summmary Monthly Income: $6250 (take home $4200 after taxes & retirement) Monthly Expenses: Car payment: $500 Rent: $0 (I have lived in a company apt. for over a year). Insurance: $125 Food & Entertainment: $200 Student Loan: $100 Current Loans: $900 (I will refi these two).

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,553.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360475	$10,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360475. Member loan 360475 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Covidien	Debt-to-income ratio:	10.15%
Length of employment:	6 years	Location:	CRYSTAL LAKE, IL

Home town:	Hoffman Estates
Current & past employers:	Covidien, Motorola
Education:	McHenry County College

This borrower member posted the following loan description, which has not been verified:

I am using this, because I want to rid of my debt.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,575.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360494

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360494	$15,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360494. Member loan 360494 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	The University of Arizona Foundation	Debt-to-income ratio:	24.80%
Length of employment:	2 years 1 month	Location:	Tucson, AZ

Home town:	Enfield
Current & past employers:	The University of Arizona Foundation, The University of Rochester, The Universtiy of Arizona
Education:	Central Connecticut State University, Trinity College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to pay off my American Express Credit Card. This card was used to finance a number of home improvements and it financed our move across the country from Rochester New York to Tucson Arizona. Due to significant losses on the sale of our home in Rochester(due to home improvements), my wife and I did not have the cash to pay for our move across the country. It is my hope once this card is paid off to close it immediately. My wife and I have been paying $450 a month to American Express but it has not made a dent due to high interest rates. Getting this card paid off would allow us to save additional money in order that we can begin saving for a new home. Thanks

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	12
Revolving Credit Balance:	$36,002.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360501	$3,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360501. Member loan 360501 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Michelle Kaufmann Designs	Debt-to-income ratio:	20.23%
Length of employment:	1 year 8 months	Location:	San Francisco, CA

Home town:	Santa Barbara
Current & past employers:	Michelle Kaufmann Designs
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card with a 27% interest rate which I would like to pay off at a lower rate then cut up

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360506

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360506	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360506. Member loan 360506 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,875 / month
Current employer:	Classic Center	Debt-to-income ratio:	5.07%
Length of employment:	7 years	Location:	ATHENS, GA

Home town:	St. Paul
Current & past employers:	Classic Center
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Looking for a 36 month loan to cover the balance of a motorcycle purchase.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$345.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360509

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360509	$2,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360509. Member loan 360509 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	spherion	Debt-to-income ratio:	18.48%
Length of employment:	3 months	Location:	BLOOMFIELD, NJ

Home town:	Livingston
Current & past employers:	spherion, Merck
Education:	NEW YORK UNIVERISTY, TEXAS A&M UNIVERSITY - COMMERCE

This borrower member posted the following loan description, which has not been verified:

I'd like a loan for $3500 to consolidate a few bills and be able to pay them at a better rate .

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,088.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360527	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360527. Member loan 360527 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Dependable Properties	Debt-to-income ratio:	9.49%
Length of employment:	5 years	Location:	Duluth, GA

Home town:	Seoul
Current & past employers:	Dependable Properties, Patmell Wings
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt so that I can pay down the principle faster.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,003.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360531

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360531	$3,200	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360531. Member loan 360531 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Lumitec	Debt-to-income ratio:	1.49%
Length of employment:	3 months	Location:	Lake Worth, FL

Home town:	West Palm Beach
Current & past employers:	Lumitec
Education:	The Art Institute of Fort Lauderdale Inc., University of Louisiana at Lafayette

This borrower member posted the following loan description, which has not been verified:

I would like a small loan in order to purhcase a small fishing boat.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,382.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360535	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360535. Member loan 360535 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ZAWEN INC	Debt-to-income ratio:	16.06%
Length of employment:	6 years	Location:	GLENDALE, CA

Home town:	TEHRAN
Current & past employers:	ZAWEN INC
Education:	UNIVERSITY OF TEHRAN, COLLEG OF TEHRAN

This borrower member posted the following loan description, which has not been verified:

NEED TO PAY SOME DEBT OUT AND PAY FOR MY SONS COLLEGE

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,565.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360571	$8,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360571. Member loan 360571 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Lockheed Martin Corp. (Aerotek)	Debt-to-income ratio:	13.29%
Length of employment:	7 months	Location:	Frederick, MD

Home town:	Baltimore
Current & past employers:	Lockheed Martin Corp. (Aerotek), The Baltimore Gas & Elec Co
Education:	Frederick Community College

This borrower member posted the following loan description, which has not been verified:

My goal is to become debt free and to start that process I'd like to consolidate my credit cards with a better fixed interest rate.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,362.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360583	$10,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360583. Member loan 360583 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Volkert's Party Store LLC	Debt-to-income ratio:	8.68%
Length of employment:	2 years	Location:	Akron, OH

Home town:	Cana
Current & past employers:	Volkert's Party Store LLC, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Hello My wife and I own a small business and were looking to update some equipment and expand our business. $12,000 for new walk in cooler $ 7,000 to install commercial kitchen and service station $ 6,000 to payoff current business credit card that was used to install new point of sale system. My family has owned this business for over 30 years My wife and I bought the business 2 years ago and have increased sales substantially. Our first year 2007 we had a 35% increase in sales over 2006. Our 2008 sales are on pace for a 25% to 30% increase over 2007. We currently employ 4 full time employees and 1 part time employee. This loan will enable us to add hot foods to our business and add 1 to 2 full time employees. Our business is located on a major road right across from a hospital. There is limited affordable food options for the workers of the hospital at this time.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360592

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360592	$1,600	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360592. Member loan 360592 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	US Army	Debt-to-income ratio:	15.55%
Length of employment:	12 years	Location:	Fort Hood, TX

Home town:	Memphis
Current & past employers:	US Army
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

Due to a snafu in the military pay system, I have only 100.00 to pay my bills for November. My bills total around $1,000.00 US/month. I have travel pay due, but it will not hit until around 15 November which is too late for those bills. Once I have the travel pay, I can pay the loan back almost immediately.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$10,562.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360666	$3,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360666. Member loan 360666 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,183 / month
Current employer:	blue cross blue shield of montana	Debt-to-income ratio:	17.66%
Length of employment:	26 years	Location:	HELENA, MT

Home town:	Olympia
Current & past employers:	blue cross blue shield of montana, State of Washington
Education:	South Puget Sound Community College

This borrower member posted the following loan description, which has not been verified:

3000.00 for vacation and christmas spending

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,513.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360679

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360679	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360679. Member loan 360679 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,517 / month
Current employer:	St. Ambrose University	Debt-to-income ratio:	12.87%
Length of employment:	20 years	Location:	Cherokee Village, AR

Home town:	Cleveland
Current & past employers:	St. Ambrose University, University of Maryland University College, Ozarka Technical College
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

After a small business failure, I used credit card to supplement my part-time earnings from online teaching as I sought employment. (I have a Ph.D. in Business). I now have contracts with two Universities (St. Ambrose University in Iowa, and U. of Maryland University College) and our local vocational college so will be able to continue to repay expenses without withdrawing funds from my shrinking retirement account. I own my home and own and maintain a hybrid car that is paid off. I am in good health and pay for my own health insurance. I want to continue to live in the Arkansas Ozarks to help college students in this area get an education.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,857.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360680	$5,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360680. Member loan 360680 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	young lyon true value	Debt-to-income ratio:	22.69%
Length of employment:	10 years	Location:	LAKE PLACID, NY

Home town:	Lake Placid
Current & past employers:	young lyon true value
Education:

This borrower member posted the following loan description, which has not been verified:

Well its not even November yet and we have over a foot of snow. Just got done shoveling for an hour and I have to tell you, I am getting way to old for this. So I have a brand new truck and I am in need of a snow plow. I have a very long driveway and a right of way I am responsible for. I called a few places and to be honest almost fell out of my chair when I heard the prices. So thats why I need this loan.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,438.00	Public Records On File:	1
Revolving Line Utilization:	52.90%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360719	$10,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360719. Member loan 360719 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,109 / month
Current employer:	Northview Public Schools	Debt-to-income ratio:	17.67%
Length of employment:	2 years 4 months	Location:	Wyoming, MI

Home town:	Grand Rapids
Current & past employers:	Northview Public Schools, Kalamazoo College, GameStop
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I am currently running an internet business I created 2 years ago. It has slowly increased in revenue and profits during that time. The holiday season is where my sites peaks for the year. I am looking for more funding to increase my advertising during this vital period. I will be using the loan to purchase low cost pay-per-click advertising for specific, high profit items. I have had great success with this in the past. 2007 Holiday Season: Advertising and Fixed Costs: $25,269 Revenue from Sales: $42,573 Holiday Gross Profit: $17,304 Why am I a good investment? - I am able to look each day to see if my advertising campaigns are having a good Return On Investment. When necessary, I can adjust advertising very quickly. - I have never missed a payment for any loan. - I have a great personal interest in my business and enjoy what I am doing. - My business lets my wife stay home with my daughter, and that is priceless to me. Thank you and I look forward to your investment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,496.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360720	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360720. Member loan 360720 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	wandalan rv & homes	Debt-to-income ratio:	0.00%
Length of employment:	6 years 6 months	Location:	nokomis, FL

Home town:	marion
Current & past employers:	wandalan rv & homes
Education:	St Petersburg College, University of South Florida

This borrower member posted the following loan description, which has not been verified:

i own a business that sales new mobile homes solarhome modular, solarpowered cars and rvs its a great business and i own the 2 million dollar land that it sits on i also have a few homes and a mobile home park that i am developing i need to refiance the land that i owe less than 600,000 own in the meantime i want to borrow 50000. to carry me until some homes are placed for my customers the banking world has caused us to place homes then we get paid working capital is not enough to do this thank you for any consideration for small or large loans plenty of collectral and my credit is good

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	47
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360749	$10,750	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360749. Member loan 360749 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Victoria's Tea & Treasures	Debt-to-income ratio:	22.30%
Length of employment:	1 year 4 months	Location:	Oakley, CA

Home town:	Oakley
Current & past employers:	Victoria's Tea & Treasures, City of Brentwood
Education:	Los Medanos College

This borrower member posted the following loan description, which has not been verified:

We are starting our own business. Victoria's Tea and Treasures in Isleton, California. We purchased the building in 2007 and finally have all the plans approved by the Sacramento County Health Department and The City of Isleton. We need to take out a loan to pay for the remodeling of the kitchen (from residential to commercial) and to purchase the equipment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,298.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360750

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360750	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360750. Member loan 360750 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ThinkBold Corporate Communications, LLC	Debt-to-income ratio:	23.05%
Length of employment:	8 years 11 months	Location:	Campbell, CA

Home town:	Munich
Current & past employers:	ThinkBold Corporate Communications, LLC
Education:	LM University Munich

This borrower member posted the following loan description, which has not been verified:

PR & Marketing Communications company is seeking a business loan to extend current business model. The company has been in business since 1999 and our revenue in 2007 was about $420,000. We have a healthy high-tech client base and long term agreements. Accounts receivable show that 2008 will be a good year despite the current market situation. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$238,903.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360771	$7,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360771. Member loan 360771 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,033 / month
Current employer:	n/a	Debt-to-income ratio:	1.48%
Length of employment:	n/a	Location:	rhodes, MI

Home town:	san diego
Current & past employers:	none
Education:	none

This borrower member posted the following loan description, which has not been verified:

Last year in July I ended up in the hospital for my heart. I needed a stent to be placed in my artery. I am retired and only receive a small pension and a SS check. I do have Medicare that helped pay for most of the bills but I still have to pay the rest. I do not have any other insurance to help cover the bills that is why I am asking for this loan. I hope you can help me.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360772

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360772	$9,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360772. Member loan 360772 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	National Vision, Inc.	Debt-to-income ratio:	9.29%
Length of employment:	25 years 1 month	Location:	St. Cloud, MN

Home town:
Current & past employers:	National Vision, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of Loan: This loan will be used to consolidate my credit card debt and small vehicle loan into one and also help take care of some of my daughter's school loans. My Situation: I am a good candidate for this loan because I haven't been late on my payments, and I have a stable income since I've been working for the same company for over 25 years. I would like to take advantage of the savings in interest I pay by putting all of my debt into one loan. I have two credit cards and one car loan. The remaining portion of the funds I would like to use to help my daughter. She recently graduated college and with this economy, she has had a hard time getting a job. Her loans are coming out of deferrment and since I was a single-father, I was not able to help pay for her tuition while she was attending, so I feel I could really help her now by lumping a portion of her loans into this. Below are the balances of my debt: 1. Washington Mutual -$2,500 2. Bank of America -$1,500 3. Local Credit Union (Car Loan) -$5,600 Totals: Approximately $9,600 Remaining: $10,400 to put towards my daughter's school loans. I feel I am a great candidate for this because, just like my dedication to my work, I am just as dedicated to my financial obligations. Being able to pay off all of this debt for me and my daughter in just 3 years really gives me a sense of hope that we can both be better off fairly soon.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360801

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360801	$5,100	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360801. Member loan 360801 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	Premier Innovations LLC	Debt-to-income ratio:	5.67%
Length of employment:	5 years 5 months	Location:	Newhall, CA

Home town:	Castaic
Current & past employers:	Premier Innovations LLC, Extreme Telecom, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I need to purchase a pretty serious server for a client. Here are the specs. Q14 - 1U Quad Socket Opteron 16 Cores Tyan Thunder n3600QE S4980 Quad Socket Opteron Model 8360 2.5GHz Quad Core x 1 8GB DDR2 ECC REG 800 (4x2GB) x 1 HD 1: 1TB S-ATA 7200RPM Enterprise x 1 HD 2: 1TB S-ATA 7200RPM Enterprise x 1 HD 3: 1TB S-ATA 7200RPM Enterprise x 1 QSOL 1 Year Limited Warranty Purchase price: $5,305.00 I have worked with the vendor in the past so I can bring the cost down a bit from his retail listing. This is for a client who has been with me since September 2004. I am expecting a 9 month ROI on this machine, the client will be charged $600/month for the server, plus any bandwidth used. If you have any questions, I'd be glad to answer them.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360815

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360815	$4,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360815. Member loan 360815 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,248 / month
Current employer:	Marshalls	Debt-to-income ratio:	8.14%
Length of employment:	6 years 2 months	Location:	New York, NY

Home town:	Barranca
Current & past employers:	Marshalls, Premier
Education:

This borrower member posted the following loan description, which has not been verified:

Finished paying off all my cards but have this one left. Would like to start fresh and keep this one for emergencies only. I am a good candidate for a loan and I have never made a late payment on any of my obligations. I strongly believe that being responsible with your finances puts you on a path to financial independence.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,603.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360818

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360818	$10,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360818. Member loan 360818 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,021 / month
Current employer:	Guaranty Bank	Debt-to-income ratio:	21.21%
Length of employment:	4 years	Location:	SAN JOSE, CA

Home town:	San Jose
Current & past employers:	Guaranty Bank, Wells Fargo Bank, Washington Mutual, Wells Fargo Home Mortgage
Education:	Mission College, West Valley Mission Community College

This borrower member posted the following loan description, which has not been verified:

Need to consolidate my 4 credit cards into one payment with a lower APR and low monthly payments.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	43
Revolving Credit Balance:	$20,780.00	Public Records On File:	1
Revolving Line Utilization:	99.10%	Months Since Last Record:	59
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360826	$5,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360826. Member loan 360826 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Bossa Nova	Debt-to-income ratio:	1.66%
Length of employment:	2 months	Location:	LOS ANGELES, CA

Home town:	Tucson
Current & past employers:	Bossa Nova, trio salon
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

repay boyfriend

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360866

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360866	$4,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360866. Member loan 360866 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	University of Connecticut	Debt-to-income ratio:	17.63%
Length of employment:	10 years 2 months	Location:	New Haven, CT

Home town:	Waterbury
Current & past employers:	University of Connecticut, University of Connecticut Health Center
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two of my most annoying credit cards into one payment. I ama good candidate for a loan consolidation because I always pay my bills on time and will soon have my wife off of my credit (divorcing) and that will help bring it up further. I am a military officer and nurse and have good job security in both occupations.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	55
Revolving Credit Balance:	$35,141.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360879	$6,000	16.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360879. Member loan 360879 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Reruns	Debt-to-income ratio:	0.00%
Length of employment:	8 years	Location:	Elkin, SC

Home town:	Elkin
Current & past employers:	Reruns, Wachovia Corp.
Education:	Gardner-Webb University

This borrower member posted the following loan description, which has not been verified:

I am in school and work too. I am a single mom and really need some extra cash. My dream is to pay off my mobile home and then move it. I am living in a very small, rural area and I am tired of commuting every day. Please help me out.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	70
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 360894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360894	$20,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360894. Member loan 360894 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,883 / month
Current employer:	Accenture	Debt-to-income ratio:	0.51%
Length of employment:	3 years 11 months	Location:	Canton, MI

Home town:
Current & past employers:	Accenture
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Need a loan in order to engage in a reverse mortgage transaction. These are loans senior citizens (age 62+) qualify for from the federal govenment directly. We have a detailed process laid out which follows the FHA's rules and regulations and currently have 40 pre-approved senior citizens (all waiting to move into a new home) with their guaranteed loan from the government. We provide the houses after rehabbing them, they attend the required informative session required by the govt. while underwriting approves them into their new home. Cost of the Deal: $35,000 for the cost of the house and to rehab it. Return: $40,000 Profit: $10,000 for our services. Time of Process: Approximagely 6-8 weeks if not sooner, (depending on how long underwriting takes). Please let me know if you have any questions. Thank you.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$276.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360903	$3,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360903. Member loan 360903 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,348 / month
Current employer:	Teva USA	Debt-to-income ratio:	3.03%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Paterson
Current & past employers:	Teva USA
Education:	Montclair State University

This borrower member posted the following loan description, which has not been verified:

I'm working towards paying off the last of my remaining credit card debt. I make a good living of 60,000 plus per year as a controller for a large company. I need $3000.00 to pay off the remaining high interest (27%) credit card debt. I have increased my credit score significantly by paying down debt and have not been late on any payments in years.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,483.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360906	$3,200	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360906. Member loan 360906 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	clayton homes	Debt-to-income ratio:	4.95%
Length of employment:	8 months	Location:	diamondhead, MS

Home town:	Colorado Springs
Current & past employers:	clayton homes, a.j.'s oyster and seafood bar, quality restaurant concepts
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

This loan will cover expense of an engagement ring.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	12
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360918

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360918	$4,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360918. Member loan 360918 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Macaroni Gril	Debt-to-income ratio:	15.33%
Length of employment:	6 years	Location:	Bakersfield, CA

Home town:	Bakersfield
Current & past employers:	Macaroni Gril, Hungry Hunter, Parkers LightHouse
Education:	California State University-Bakersfield (CSUB)

This borrower member posted the following loan description, which has not been verified:

I am trying to get a short-term loan(<2 years) to help finance the remaining part of my hope to be brides ring. Due to the tightening credit market and buying a house in July, the bank does not like my debt to income ratio. Due to the nature of my job (head server at a restaurant), it deals with a lot of cash, so my payroll checks say I make a lot less than what is actually made. Thank you to anyone that can help.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	49
Revolving Credit Balance:	$5,066.00	Public Records On File:	1
Revolving Line Utilization:	44.10%	Months Since Last Record:	78
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360922

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360922	$25,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360922. Member loan 360922 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	MVP Group	Debt-to-income ratio:	10.26%
Length of employment:	8 years	Location:	NORTH MYRTLE BEACH, SC

Home town:	Greensboro
Current & past employers:	MVP Group
Education:	Western Carolina University

This borrower member posted the following loan description, which has not been verified:

I am a qualified borrower who has never missed a single payment. I'm looking to take advantage of these lower interest rates with a loan today.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,176.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360925

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360925	$18,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360925. Member loan 360925 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,742 / month
Current employer:	Symantec	Debt-to-income ratio:	4.24%
Length of employment:	20 years	Location:	PLEASANT HILL, CA

Home town:	Osasco
Current & past employers:	Symantec
Education:

This borrower member posted the following loan description, which has not been verified:

I want to make only 1 payment monthly for all my current cards. I have around 500 USD monthly to honor that and it is better to get just 1 loan instead of distributing the share across the cards.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,704.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360929	$12,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360929. Member loan 360929 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,057 / month
Current employer:	Visalia Times Delta	Debt-to-income ratio:	10.11%
Length of employment:	21 years 1 month	Location:	Visalia, CA

Home town:	Visalia
Current & past employers:	Visalia Times Delta
Education:	College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

I have always worked hard and have been extremely responsible in the payment my bills. I am a divorced mom with three sons. Due to the divorce, my credit score includes a charge-off from Bank of America in 2004. I paid my ex an equalization payment in September 2004, he was court ordered to remove my name from the BOA account (which now shows charge off/key derogatory on my credit report) on or before October 1, 2004. Unfortunately my ex has not removed my name from this bad debt. My credit report with credit expert (experian) indicates a score of 703 with a plus score of 692. I do not have any late or missed payments on any of my sole accounts. I have tried unsuccessfully since August 2007 to get a debt consolidate loan at a decent rate. I even tried a credit service, but after some research I felt that my credit score would be harmed by the strategies of some of the companies. My goal is to pay off all my debt before I buy a home. I do not want to take on a mortgage with the self debt that I have acquired. I need to consolidate with a low interest to get the debt paid off in a reasonable amount of time. Thanks in advance for your help. ?Staci

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,043.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360992

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360992	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360992. Member loan 360992 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	ys imports	Debt-to-income ratio:	0.00%
Length of employment:	10 years 8 months	Location:	Troy, MI

Home town:	Fountain Valley
Current & past employers:	ys imports, Piper industries
Education:	California state university, Long Beach

This borrower member posted the following loan description, which has not been verified:

I am selling my house but I owe more than $25,000.00 on the house loan than the selling price. I' d like to get a loan to pay off the difference to sell the house

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360996	$20,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360996. Member loan 360996 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,750 / month
Current employer:	First USA Lending	Debt-to-income ratio:	4.10%
Length of employment:	4 years 6 months	Location:	Rocklin, CA

Home town:	Concord
Current & past employers:	First USA Lending
Education:	Sierra College

This borrower member posted the following loan description, which has not been verified:

I currently own a succesfull vending machine business. I have an opportunity to pick up 3 great locations. I am requesting this loan so that I can expand my succesfull business and earn more money for my family.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,377.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 361003

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361003	$10,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361003. Member loan 361003 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,467 / month
Current employer:	Areva	Debt-to-income ratio:	8.80%
Length of employment:	1 year 5 months	Location:	Forest, VA

Home town:	Horseheads
Current & past employers:	Areva
Education:	The Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

Help my wife and I get our credit cards to one payment. We have excellent credit and have very stable jobs.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,406.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361011

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361011	$7,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361011. Member loan 361011 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	3.60%
Length of employment:	n/a	Location:	Puyallup, WA

Home town:	Puyallup
Current & past employers:	Flextronics, General Plastics Mfg. Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I have several credit cards that I'd like to pay off, as well as furniture that is on a payment plan. I am currently working two jobs and my fiancee is working one with overtime. All of our money goes toward rent and bills, as well as daily living expenses. I'd like to pay most things off and have a bit of money set aside to save for our future, while having only one monthly payment for "debt" instead of multiple payments to credit companies.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,184.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361016	$10,000	17.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361016. Member loan 361016 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	federico pignatelli	Debt-to-income ratio:	2.32%
Length of employment:	5 years 1 month	Location:	beverly hills, CA

Home town:	new delhi
Current & past employers:	federico pignatelli, peter luansky
Education:	dav college

This borrower member posted the following loan description, which has not been verified:

i have to pay my bills

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,114.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361063

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361063	$7,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361063. Member loan 361063 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Maplewood Vending Partners	Debt-to-income ratio:	6.16%
Length of employment:	2 years 10 months	Location:	Richmond, VA

Home town:	Springfield
Current & past employers:	Maplewood Vending Partners, Teletech Financial Services, First Notice Systems
Education:	ECPI College of Technology, Mount Wachusett Community College

This borrower member posted the following loan description, which has not been verified:

I have a financial short fall between the expected family contribution and the Federal loans I've received for school, because I'm an independant. I work full time, and I expect to graduate from an accelerated MIS Bachelor's program in November 09. The terms Sallie Mae offers for unsubsidized loans are outrageous. I'll use this loan to consolidate credit card debt and pay off my tuition. Please help.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,387.00	Public Records On File:	1
Revolving Line Utilization:	59.70%	Months Since Last Record:	57
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361073

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361073	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361073. Member loan 361073 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Pipeline Wireless	Debt-to-income ratio:	8.33%
Length of employment:	5 years 7 months	Location:	Newport, RI

Home town:	Pawtucket
Current & past employers:	Pipeline Wireless, Pentastar Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I have purchased a house that is in need of repair and improvements. The house was purchased through a bank short sale. I plan on moving into the house within 90 days and it will be my primary residence. The house was built in 1996 and was occupied through the purchase date, but was neglected for the past few years. Structurally, the house in in good condition but it will require a lot of cosmetic work such as drywall repair, refinish hardwood floors, new carpets, new bathroom fixtures and interior paint throughout the house.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,815.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361080	$16,750	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361080. Member loan 361080 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Embarq	Debt-to-income ratio:	24.75%
Length of employment:	10 years 4 months	Location:	Apopka, FL

Home town:	San Jose
Current & past employers:	Embarq, Sprint Nextel Corp., University of Maryland
Education:	University of Maryland-European Division

This borrower member posted the following loan description, which has not been verified:

This loan is to payoff and close my credit cards. I want to pay off the principal I borrowed as quickly as possible, instead of just paying interest to the bank. With this loan I will get back to quickly paying off the principal and get out of debt for good.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,116.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361086

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361086	$1,500	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361086. Member loan 361086 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,383 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	7.22%
Length of employment:	5 years 3 months	Location:	TROY, AL

Home town:	Andalusia
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

It is getting the holiday season and I just need some extra money in my checking account to get me through the rest of the year.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	21
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361090

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361090	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361090. Member loan 361090 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Informa Research Services	Debt-to-income ratio:	15.56%
Length of employment:	20 years 8 months	Location:	Calabasas, CA

Home town:	Assiut
Current & past employers:	Informa Research Services
Education:	CSUN

This borrower member posted the following loan description, which has not been verified:

I'm in the process of starting a new Dry Cleaner plant on premisses. The total cost of the project is approx. $300K. We've put in about $105 of our money plus we're leasing the equipment which we got approval on for $165. We're short about $25K-$30K. I'm employed for a company and will continue to do so. I've there for over 20 years. My annual salary is $115K + bonus. My partner will be working in the store full time. It's in a great location, Woodland Hills, CA. on Ventura Blvd. My partner has over 15 years of experience working in that business.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,356.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361104	$18,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361104. Member loan 361104 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	D.A. Williams Trucks	Debt-to-income ratio:	19.00%
Length of employment:	13 years	Location:	menifee, CA

Home town:	hemet
Current & past employers:	D.A. Williams Trucks, Nissan of Temecula
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for business capital to purchase more inventory.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,207.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361107	$6,400	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361107. Member loan 361107 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,208 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	24.03%
Length of employment:	13 years 8 months	Location:	Raritan, NJ

Home town:	Corvallis
Current & past employers:	Johnson & Johnson, Portland General Electric
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

Simple credit card consolidation. I have balances that I manage on 2 cards that I hold. I would like to consolidate. Additionally, $1000 of the loan I will use to put toward the deposit on my new apartment, while I wait for my current landlord to return my existing deposit on the apartment I am moving out of.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$36,475.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361111

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361111	$5,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361111. Member loan 361111 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Belk/Self Employed	Debt-to-income ratio:	12.83%
Length of employment:	3 years	Location:	Suwanee, GA

Home town:	West Palm Beach
Current & past employers:	Belk/Self Employed, Humana Inc.
Education:	University of Georgia, University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am reapplying now with Lending Club's help. I had my husband's income listed last time which they told me wasn't allowed ($5000 monthly). Now is just my part time income at Belk and my self employed income online while being a Homemaker and a Mother. My son is a full time student and unpaid intern (shadowing a surgeon). During this crucial time in his premed education (3rd year), he has had issues getting everything covered student grant and loan wise. This loan will go towards his tuition, books and transportation. Previous lenders, please help out again! Thank You!

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361117

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361117	$20,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361117. Member loan 361117 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Covansys- a CSC Company	Debt-to-income ratio:	0.98%
Length of employment:	3 years 5 months	Location:	Fontana, CA

Home town:
Current & past employers:	Covansys- a CSC Company, IBM Global services
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I have got fico score of 720. I have recently purchased house two months back at 349900/- . i have paid down payment of 10% and current loan outstanding is 3,11,000/- @6.75%. Recently i have got aprroved refinacing offer for 2,72,000/ @ 5.125% . If i get this refinacing deal done i will be saving around 500/- in instalment plus 165/- in PMI . so net saving is around 650(appx)/- per month . Only problem is i need to bring nearly 40,000/- more . i can arrange to put 20,000/- from my saving, so i am looking for loan of 20,000/- to bridge the shortfall. My current salary is 80,000/-per annum . Although i have lot of 0% apr credit offer from credit cards but i do not want to take those as rate will jump after intial period. Thanks

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 361119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361119	$11,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361119. Member loan 361119 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Clyde Bergemann	Debt-to-income ratio:	1.94%
Length of employment:	10 years 4 months	Location:	Lilburn, GA

Home town:	Akron
Current & past employers:	Clyde Bergemann
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I am having surgery that is not covered under my health plan. I am paying 40% out of my savings and would like to borrow the balance and pay it off as quickly as possible.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1977	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,879.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361144

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361144	$2,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361144. Member loan 361144 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,417 / month
Current employer:	unemployed	Debt-to-income ratio:	18.63%
Length of employment:	n/a	Location:	PAWTUCKET, RI

Home town:	Pawtucket
Current & past employers:	unemployed, Roxanne Vrees
Education:

This borrower member posted the following loan description, which has not been verified:

For a few bills I would like to take care of.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	60
Revolving Credit Balance:	$201.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361146

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361146	$13,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361146. Member loan 361146 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	C. S. P. - Sacramento	Debt-to-income ratio:	11.52%
Length of employment:	9 years 11 months	Location:	Garden Valley, CA

Home town:	Portland
Current & past employers:	C. S. P. - Sacramento, California Correctional Center - Susanville, CA, Georgetown Family Medical Center - Georgetown, CA, Papa's Pizzaria - Georgetown, CA
Education:	El Dorado Center - Placerville, CA, Sierra College - Rocklin, CA

This borrower member posted the following loan description, which has not been verified:

I want to pay off all my credit cards, cancel them, and be able to start saving more money. I also would like a little extra money for Christmas.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,266.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361153

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361153	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361153. Member loan 361153 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	VLG Engineering	Debt-to-income ratio:	23.11%
Length of employment:	17 years 9 months	Location:	Irvine, CA

Home town:	Alton
Current & past employers:	VLG Engineering
Education:	University of Arizona, Southwest Texas State University

This borrower member posted the following loan description, which has not been verified:

Purpose is a short term load to maintain business during an unexpected slow down in receipt of current accounts receivables, for a business that is 17 years old. In addition, several new business accounts will be started in January 2009. Loan will be used for business expenses only, including office space and accounts payables.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70,161.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361155

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361155	$7,000	19.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361155. Member loan 361155 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Baldi Gardens Incorporated	Debt-to-income ratio:	10.38%
Length of employment:	6 years 6 months	Location:	Arlington, TX

Home town:	Alajuela
Current & past employers:	Baldi Gardens Incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to get a little ahead in life. My wife is just getting ready to go back to work, but we don't currently have any savings or health insurance for ourselves (we do keep our kids insured). We pay our bills on time (religiously), and make every effort to try to build our credit and plan for the future. Currently, we'd just like to pay off a couple of debts, and use the rest to have savings and some extra money until my wifes income starts to come in. We'd also like to do whatever is possible to boost our credit scores/reports. Any help is greatly appreciated and will be passed on to another responsible person who needs a little help.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$246.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361161	$19,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361161. Member loan 361161 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Woodland School District 50	Debt-to-income ratio:	14.34%
Length of employment:	12 years	Location:	GURNEE, IL

Home town:	Hobart
Current & past employers:	Woodland School District 50, General Cinema Theatres
Education:	Indiana University-Northwest, Purdue University-Calumet Campus, University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

This particular loan will be used for debt consolidation ($19,000). There are two credit cards with high interest rates (14.99%) that I would like to consolidate. One of the credit cards, American Express, has $13,800 on it. The other, a Chase Platinum card, currently has $5200.00. The three-year loan provided by Lending Club will allow me to get out of debt with penalty (interest), however, after the term of the loan, I should be debt free.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,503.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361165	$9,600	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361165. Member loan 361165 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,319 / month
Current employer:	United States Army	Debt-to-income ratio:	13.97%
Length of employment:	5 years 9 months	Location:	Federal Way, WA

Home town:	St. Louis
Current & past employers:	United States Army, 1st Special Forces Group, Fort Lewis, WA
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

Seeking financing for a business registration and licensing. I'm a commodities trader. I own a Limited Liability Company in the state of Washington, through which I trade commodities (mainly foreign currency exchange). I'm working toward becoming a Commodity Trading Advisor, requiring registration with the federal regulatory bodies of the CFTC and NFA. This is will allow me to trade clients accounts at our brokerage. Additionally, I'll need to construct a website to manage client profiles and registration with my business. Becoming an advisor wasn't something I was interested in when I got started trading, but I've been encouraged by my friends and family who are interested in the opportunity to invest with me.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361189

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361189	$4,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361189. Member loan 361189 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	AT & T	Debt-to-income ratio:	1.22%
Length of employment:	41 years	Location:	miami, FL

Home town:	MIAMI
Current & past employers:	AT & T
Education:

This borrower member posted the following loan description, which has not been verified:

My grandson was involved in a car accident, and it has been hard to pay for his medical bills. He has been hospitalized fro four days now, and the insurance that he is under will not cover a certain amount. His condition is now stable. Therefore, I am soliciting the request of those who can help. Please pray for us.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,806.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361190

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361190	$13,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361190. Member loan 361190 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	doctors memorial hospital	Debt-to-income ratio:	14.06%
Length of employment:	6 years	Location:	PERRY, FL

Home town:	Cudahy
Current & past employers:	doctors memorial hospital
Education:	North Florida Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan large enough to pay off all my high interest credit cards. I want to keep them in good standing as they are, however I'd like a lower interest rate in doing that.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,549.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361214	$15,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361214. Member loan 361214 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	24.94%
Length of employment:	n/a	Location:	Sartell, MN

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I really would like to put all of my credit card balances and a small student loan into one loan, so that I can make just one payment and save money in interest too.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	57
Revolving Credit Balance:	$8,214.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361215

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361215	$9,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361215. Member loan 361215 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,183 / month
Current employer:	PTV America Inc.	Debt-to-income ratio:	10.71%
Length of employment:	2 years 8 months	Location:	Albany, OR

Home town:	Corvallis
Current & past employers:	PTV America Inc., Unitrin Insurance (formerly Valley Insurance)
Education:

This borrower member posted the following loan description, which has not been verified:

There are several uses that I have planned for this loan. I would like to get rid of my high interest credit card, pay off an existing loan to my parents (they don't expect me to, but I would like to be done with it), and I have a daughter starting college next year and I would like to be able to help her get started and also purchase a laptop for her graduation gift.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,015.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361216

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361216	$12,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361216. Member loan 361216 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Studio Mousetrap, LLC	Debt-to-income ratio:	18.35%
Length of employment:	8 years 11 months	Location:	Los Angeles, CA

Home town:	Winterthur
Current & past employers:	Studio Mousetrap, LLC
Education:	Art Center College of Design

This borrower member posted the following loan description, which has not been verified:

i woudl like to move away from creditcard companies to get better terms. i'm working on a sustainable store concept. we are about to open but are 3 month behind schedule and higher card fees are about to kick in. this loan should provide better rates and help us reach profitability sooner.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	64
Revolving Credit Balance:	$15,077.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361219

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361219	$12,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361219. Member loan 361219 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	20.87%
Length of employment:	5 years 1 month	Location:	Albuquerque, NM

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

We currently have a mortgage on a house we just moved out of due to my job relocating. Due to the housing market, we're unable to sell it currently in a reasonable amount of time. The rental market in that area is good, and the local military installation is bringing in more jobs in the next two years which should improve the rental market even more. Both bathrooms in the house need some remodeling before we can rent it, so this loan would enable us to hire someone locally to finish the remodeling, and place the house on the rental market for an amount that would more than cover our mortgage. We would like to continue to own the house, as we want to move back in the future, and selling the house really isn't an option right now. We only lived in the house about 2.5 years, and don't have enough equity built up to fund this remodeling project.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$12,089.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361257

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361257	$24,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361257. Member loan 361257 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,125 / month
Current employer:	NEXUS VENTURES LLC	Debt-to-income ratio:	0.43%
Length of employment:	2 years 4 months	Location:	LAKE ELSINORE, CA

Home town:	IRVINE
Current & past employers:	NEXUS VENTURES LLC, LA NUEVA VIDA, PAZ ENTERPRISES
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I desire to install in my kitchen a complete set of maple cabinets, 2 granite counter tops, and tile floor. Also, I want to install a vanity cabinet and tile floor in my bathroom. Thank you.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,374.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361274	$5,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361274. Member loan 361274 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Lourdes Medical Center of Burlington	Debt-to-income ratio:	5.92%
Length of employment:	n/a	Location:	BURLINGTON, NJ

Home town:	Hampton Court
Current & past employers:	Lourdes Medical Center of Burlington, Buttonwood Hospital, Marcella Nursing and Rehabilitation Center
Education:	Burlington County College, Excelsior College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to help cover my expenses of flying to Jamaica and to cover unexpected medical expenses of my grandmother.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	6
Revolving Credit Balance:	$6,398.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361282

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361282	$7,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361282. Member loan 361282 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	21.65%
Length of employment:	3 years 9 months	Location:	Baltimore, MD

Home town:	Williamsport
Current & past employers:	Morgan Stanley
Education:	Penn state University - University Park

This borrower member posted the following loan description, which has not been verified:

I am relocating from Baltimore, MD to New York City, NY and need additional financial support to help with the cost of relocating.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,368.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361289

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361289	$8,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361289. Member loan 361289 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Minnesota Sports and Entertainemnt	Debt-to-income ratio:	23.27%
Length of employment:	3 months	Location:	SAINT PAUL, MN

Home town:	Orinda
Current & past employers:	Minnesota Sports and Entertainemnt, Northern Michigan University, Northern Star Broadcasting, Bank of the West, Lawrence Berkeley National Laboratory
Education:	Northern Michigan University

This borrower member posted the following loan description, which has not been verified:

After graduating college and starting a job I would like to pay off some debts I have from a couple credit cards. The full amount of the loan will be used immediately towards paying off my cards. I think a loan will help me pay off the cards much faster than any other option I have and the smaller payments will help me out financially on a monthly basis.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,531.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361356	$25,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361356. Member loan 361356 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	13.86%
Length of employment:	3 years 3 months	Location:	Hockessin, DE

Home town:	Hockessin
Current & past employers:	Self Employed
Education:	REC Kurukshetra, India

This borrower member posted the following loan description, which has not been verified:

Our granite and marble import and distribution company is looking for a business loan to cash in on opportinities the high conversion rate of the US Dollar presents currently. The company has been in operating since 2005 and our YTD revenues in 2008 are close to $1.5 million. We have a large customer base and long term agreements with overseas suppliers. The economic turbulence has helped propel US Dollar to historic highs and we are in a position to obtain excellent raw material at 20-25% lower cost that will help maximise the profits for the next year. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,055.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361363

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361363	$1,200	17.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361363. Member loan 361363 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.17%
Length of employment:	n/a	Location:	Puyallup, WA

Home town:	Puyallup
Current & past employers:	General Plastics, Flextronics, Safeway Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am wanting to move, my lease is up at the end of this month and I don't want to renew my lease here! Help me get out of this place and into somewhere nicer! Thanks!!

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,236.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361370

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361370	$18,600	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361370. Member loan 361370 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Prosecuting Attorney's Council	Debt-to-income ratio:	5.70%
Length of employment:	7 years 8 months	Location:	Rockmart, GA

Home town:	Sterling
Current & past employers:	Prosecuting Attorney's Council, Georgia Technology Authority, Georgia Department of Revenue
Education:	Sauk Valley Community College, Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

A little room to breath each month would be wonderful! I am a good candidate for this loan because I have over come some really major hurtles in the past 8 years; divorce & relocation to another state by myself and have been able to stay afloat (meeting all financial commitments). Unfortunately, my ?D? credit rating is a result of difficulties during those years of the divorce & relocation. I have made steady fiscal progress with each passing year. My last big hurtle to reaching my goal of financial freedom is eliminating lingering bad debt. No longer do I utilize credit cards to live! When I moved to my current state of residence I accepted a state government job for $9.00/hr and no benefits in hopes of ?making something happen? with my life. Within two months I had a position on the regular payroll with benefits and have progressed from that entry level position into a management position. I am now one of the ?go to gals? for others in my professional community because of my integrity and experience in our field. Presently I am paying a mortgage and assisting my husband with our mutual debt and repayment of my old closed accounts which we took out a loan for 2 years ago. This loan is scheduled to be paid off by April 2009. Each month we sit down and pay the bills and we see no progress, other than just keeping current. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. Monthly net income: $4100 (includes Husband?s of $1800) Monthly expenses: Housing: $ 1300.00 Health Insurance: $ 200.00 Car expenses: $385 Fuel and Car Insurance Utilities: Water/Power: $200 Phone, cable, internet: $130 Food, entertainment: $500.00-600.00 food for packed lunchs, dinners and one night out a month Clothing, household expenses $ 20-30 Credit cards and other loans: $ 1300+/- Other expenses: Monthly diabetic prescriptions & supplies Please ask me any questions you may have. I look forward to establishing myself with the Lending Club Community. Thank you!

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,033.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361374	$5,550	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361374. Member loan 361374 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Merit Co., Inc.	Debt-to-income ratio:	11.73%
Length of employment:	6 months	Location:	Woodland Park, CO

Home town:	San Bernardino
Current & past employers:	Merit Co., Inc., Cripple Creek School District RE1, Hanover School District 28, Widefield School District 3, Coldwater Creek/Aspenwood Advertising
Education:	Florida College, Monmouth College, University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am a highly dedicated professional with vast experience and a Bachelor of Science degree in Elementary Education. This loan will provide me the opportunity to further my education, consolidate some of my indebtedness and advance my career and income. I'm extremely excited about my decision to accomplish my long awaited dream of obtaining my Masters degree in Psychology and Counseling. Although I joyfully taught in the public school system for 23 years, my desire was always to be of greater service. Most recently, I have practiced as a licensed Real Estate Associate Broker in Colorado. Suddenly I have found myself divorced, financially challenged and responsible to a large degree for the care nurturing and well-being of my beloved 9 year old granddaughter. Being of sound mind and spirit, I'm well aware that NOW is the time to take action, move forward in positive directions and create a bright future for myself and my little one. As my teaching license expired in 2005, My immediate goal is to begin my Masters Program and reinstate my teaching license after completion of my first 6 semester hours, which will enable me to substitute teach while continuing my education. As the opportunity arises I will also sell homes and vacant land to supplement my income while attending school. Realizing that my requested loan amount may fall a bit short of financing my entire Masters, I am confident that I will be able to secure scholarships or grants to complete my degree program. I hope to graduate within 18 months of enrolling. Upon completion of my degree, my intent is to be employed as a school counselor within the public school system or practice family counseling with a private counseling service provider, thus increasing my income and ability to repay this essential loan. In the long-term, my fondest wish is to establish a very special ranch, in my mountain home area, which will provide unique opportunities for handicapped children and adults alike, as well as services, facilities and respites for families in need. I'm so grateful for your consideration and funding of my request.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,212.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361375

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361375	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361375. Member loan 361375 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Harlem Consolidated School Distric	Debt-to-income ratio:	20.25%
Length of employment:	18 years	Location:	ROCKTON, IL

Home town:	Ukiah
Current & past employers:	Harlem Consolidated School Distric, Jo Ann Stores
Education:	Eastern Illinois University, University of Illinois at Urbana-Champaign, Northern Illinois University, Aurora University, Rockford College

This borrower member posted the following loan description, which has not been verified:

Consolidated credit cards and major purchases

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,632.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361383	$20,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361383. Member loan 361383 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$34,371 / month
Current employer:	S&P Properties, LLC	Debt-to-income ratio:	5.32%
Length of employment:	7 years 10 months	Location:	Manchester, CT

Home town:	Manchester
Current & past employers:	S&P Properties, LLC, NCR Corporation, Fiserv Corporation
Education:	Manchester Community College

This borrower member posted the following loan description, which has not been verified:

Loan Purpose: I am seeking funding for the installation of very important energy efficiency upgrades for an apartment building I own. Briefly about me: Shortly before leaving high school in 1996, I decided that I wanted to work for myself in the hopes that I would be able to maximize my earning potential beyond a 9-5 job. After several years of college and subsequently working in the IT field for NCR Corporation, I began investing in real estate. In 2003, I quit my job and went full time. Now, at the ripe ? old age of 30, I find myself happily married and generally doing well. We are classic ?DINKS? as my father would say (Double Income No Kids). My wife earns a great salary as a Radiation Therapist. My income comes from renting property in some of the most stable/appreciating rental markets in my home state of Connecticut. I own property with ? mile of Eastern State University and University of CT. While the rest of the economy seems to be falling apart, my business seems only to be growing with increased demand for apartments and as competition for my well-maintained units raises rents. While my monthly cash flow has increased substantially in the last 6-8 months - it has come at a price. I have invested heavily into capital improvements utilizing a large portion of my cash reserves ? the net effect being my liquidity turned into ill-liquid equity. Knowing my credit history, I simply did not expect such difficulty obtaining financing for what I consider ?smart investments? - surprisingly, I found that real estate secured loans have become harder to obtain than unsecured loans. A strange dichotomy ? one that I was not prepared for. Through friends and family I have secured very temporary financing in order to have these energy efficiency upgrades installed prior to the beginning of the cold New England winter (which seems to be trying to push in a bit earlier than usual this year). I have already seen significant reduction in fuel consumption, adding to the bottom line of my business. I anticipate that the upgrades will pay for themselves in one winter season, depending on actual fuel prices. I am seeking a Peer 2 Peer loan because I have found the current state of the credit markets have become extremely difficult to navigate and TIME to obtain funding is somewhat of an issue. As with many people, I never thought the credit markets would get this bad. With my substantial credit history, an excellent payment record and an estimated net worth of $450,000, I simply didn?t expect it to affect me. My credit profile I would consider best described as ?well- rounded? with a good variety and balance of open /closed loans including residential and commercial mortgages, installment loans, and revolving credit. I have never made a late payment on any of my loans since my first in mortgage in 2001. I hold only 3 major credit cards with limits all in excess of $10,000 with a current credit utilization in the 40% range. In short, I hope that I have shown to you that I would represent a good credit risk. I am only glad to give a good return to those who are able to help me continue with my success. Good day to you all and thank you for considering my loan proposal

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	52
Revolving Credit Balance:	$17,366.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361393

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361393	$9,450	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361393. Member loan 361393 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Mitchell, Silberberg & Knupp	Debt-to-income ratio:	14.33%
Length of employment:	1 year 8 months	Location:	Los Angeles, CA

Home town:	Santa Monica
Current & past employers:	Mitchell, Silberberg & Knupp, Morrison & Foerster
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

For the tax years 2004 and 2006, I have an ugly little debt to the IRS which is disturbingly overdue. My sole proprietorship is now closed, and I have returned to a secure job in the industry and specialty in which I have been steadily employed for nearly twenty years. This loan will be used to pay the IRS a lump sum which I will be comfortably able to repay to my lender(s). Thank you.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,823.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361399	$1,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361399. Member loan 361399 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Nick and Willys Pizza	Debt-to-income ratio:	15.04%
Length of employment:	6 months	Location:	Boulder, CO

Home town:	Columbia
Current & past employers:	Nick and Willys Pizza, Whole Foods Market
Education:	Lander University, University of Colorado at Boulder, Front Range Community College

This borrower member posted the following loan description, which has not been verified:

I owe 1000 dollars to the University of Colorado. They won't process my application until it is paid in full in the next two weeks.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,553.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361400	$10,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361400. Member loan 361400 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Ethnic Loft	Debt-to-income ratio:	5.02%
Length of employment:	1 year 8 months	Location:	Austin, TX

Home town:	Lake Charles
Current & past employers:	Ethnic Loft, Four Seasons Landscape, Regal Entertainment Group, Party City, First Baptist Church, Wichita Falls, TX
Education:	Midwestern State University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have roughly $4000 in debt, most of which is on a credit card, and I would like to get it under one roof with a lower interest. I would also like to invest in some quality video recording equipment to begin my own event videographer/advertising business. I have been directing, shooting, and editing event videos and commercials for more than 12 years now, and I graduated from the University of Texas with a degree in Radio Television and Film. All I need is the capitol for a camera, light kit, and mics to make a successful business. Thanks, JIC

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,614.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361404	$16,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361404. Member loan 361404 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	SunTrust Banks	Debt-to-income ratio:	11.48%
Length of employment:	2 years 4 months	Location:	Duluth, GA

Home town:	Virgin Islands
Current & past employers:	SunTrust Banks, Wachovia Bank
Education:	SUNY College of Technology at Alfred

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my high interest credit cards and personal debt and consolidate into to one payment. Providian $3400 monthly pymt $ 90 Orchard $1400 monthly pymt $ 50 Home Depot$ $2500 monthly pymt $60 American Exp $1300 monthly pymt$25 SunTrust $8500 monthly pymt $130 Citifinancial $3500 monthly pymt $184 The Suntrust debt is fairly new, I took out an employee loan to assist my son with his business and my FICO score has dropped. This loan will enable my score to go up and allow me one payment instead of 6 payments.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,052.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361405	$20,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361405. Member loan 361405 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Defense Finance and Accounting Service (DFAS)	Debt-to-income ratio:	17.23%
Length of employment:	4 years 6 months	Location:	Berryton, KS

Home town:	Manhattan
Current & past employers:	Defense Finance and Accounting Service (DFAS), H & R Block
Education:	Central Texas College

This borrower member posted the following loan description, which has not been verified:

I am looking for funds to remodel my home to increase the value. I have been working on improving my credit and hope that I can work that into my remodeling loan.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	13
Revolving Credit Balance:	$3,067.00	Public Records On File:	1
Revolving Line Utilization:	35.30%	Months Since Last Record:	79
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361412

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361412	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361412. Member loan 361412 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Mortgage Trainers of North America	Debt-to-income ratio:	19.95%
Length of employment:	5 years	Location:	Henderson, NV

Home town:	Las Vegas
Current & past employers:	Mortgage Trainers of North America
Education:	UNO

This borrower member posted the following loan description, which has not been verified:

We are a mortgage training company that is going national with our 29 on-line classes. the loan will allow us to pay for fees that the states require to approve the classes. As of 7-30-08, federal law is mandating all loan originators in the US, unless depository based bank, must have education and licensing. We have the classes, the on-line system, and now need to get the classes approved. This is a great investment with high demand. Business plan is available if needed. My credit is excellent. Thank you for your consideration. Linda M. Williams, CEO Mortgage Trainers of North America linda@mtgtna.com www.mtgtna.com

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	82
Revolving Credit Balance:	$119,915.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360662

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360662	$4,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360662. Member loan 360662 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,253 / month
Current employer:	Pacific Sunwear	Debt-to-income ratio:	22.90%
Length of employment:	4 months	Location:	LOS ANGELES, CA

Home town:	Los Angeles
Current & past employers:	Pacific Sunwear, Glendale Mitsubishi, Best Buy Co. Inc., Jamba Juice
Education:	Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

I have been trying to pay off my credit card debt for awhile now. No Banks will approve me for a loan because they say my cards are at they're limit. They also tell me that I should make bigger payments to get them below the halfway point of my limits on all cards so that I can get a loan later with them. That defeats the purpose because all of my paycheck goes toward paying they're high minimum payments. After sending every penny I make to them, I am left with nothing to myself. No money for food, gas, etc. I am forced to use my cards and they're available credit again and am Stuck in a cycle. All I want is to consolidate all of it into one payment a month and make a new life for myself and my future wife and be able to go to school and actually be able to afford books this time around. All I want to worry about is my family in the future, not money.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,972.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360794	$18,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360794. Member loan 360794 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	bank of hawaii	Debt-to-income ratio:	11.19%
Length of employment:	1 year 5 months	Location:	HONOLULU, HI

Home town:	honolulu
Current & past employers:	bank of hawaii
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

Need to borrow to purchase engagement ring.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360978

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360978	$4,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360978. Member loan 360978 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Help USA	Debt-to-income ratio:	9.04%
Length of employment:	6 months	Location:	WHITE PLAINS, NY

Home town:
Current & past employers:	Help USA, City College
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

I am a post-bac premed student working a full time job in social services. I recently decided to leave my parent's house after the abuse began affecting my performance at work, in school, and in life. I refuse to suffer and with my determination and massive accumulation of skills in a variety of professional fields and life skill components, I know I cannot fail if I need only to depend on myself and no one and nothing else. I have a plan, of which the first few steps, including purhasing my own car, are complete. However, the next major step is to find myself a place to live. For the time being, I need only a room, electricity, running water, and a front door that locks. However, I am EXTREMELY limited on resources. I can depend on keeping my job, but the pay is modest. I want to be secure that I will be able to support myself in terms of bare necessities and a jump start on saving up for avoiding debts and bad credit. My goal is to save my own life without relying on friends, family, the government, or any other external source of reliability. If I do nothing, I will wind up mentally ill, unrighteously depleted of considerable personal stengths that have taken years to enhance, or dead (by the hands of the offender or my own -makes no difference). The loan I am asking for is my means in running the plan I have constructed in attaining the objective described above. I will survive only if I am allowed to depend on my own strict calculations, and the tools with which to arm myself. These tools must be no less calculated. Thus, after reading all pertinent information about the Lending Club, I have made the decision to follow through accordingly. At this time I am sleeping in my car because I cannot begin the decision process of picking out a place to live without knowing the rest of my budget. I cannot act until I do and I cannot live in my car until I earn enough money for budgeting as well as security. Please Help.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,167.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361098

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361098	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361098. Member loan 361098 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Cottage Health Systems	Debt-to-income ratio:	8.64%
Length of employment:	8 years	Location:	CARPINTERIA, CA

Home town:	Santa Barbara
Current & past employers:	Cottage Health Systems, Four Seasons Resort
Education:	Santa Barbara City College

This borrower member posted the following loan description, which has not been verified:

To pay off some small debts, making some minor repairs and small purchases.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,754.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361198	$8,500	16.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361198. Member loan 361198 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lipman Hearne	Debt-to-income ratio:	14.68%
Length of employment:	10 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Lipman Hearne
Education:	Roosevelt University, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

I had to take out a private loan a year and a half ago to pay off my last semester of college. Because my I didn't have established credit at the time, I was only eligible for a signature loan through bank with a really high interest rate. I've been paying on the loan since I graduated, but I feel like I'm paying more interest than anything. I would like to take out a loan with a lower interest rate, so that I can pay off the balance a little faster.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 361387

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361387	$1,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361387. Member loan 361387 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,629 / month
Current employer:	BNY Mellon	Debt-to-income ratio:	6.57%
Length of employment:	1 year 9 months	Location:	BROOKLYN, NY

Home town:	brooklyn,NY
Current & past employers:	BNY Mellon, BNY Mellon
Education:	Kaplan University

This borrower member posted the following loan description, which has not been verified:

My loan is mostly for a $500 overdue credit card debit with $400 dollars in technology fees from Kaplan University, the online school I attend. Paying of the $500 dollars in credit card debt would mean a new start in my credit history. At the same time getting a loan to consildate those too bills will also improve my credit score just by making the monthly payments.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	8
Revolving Credit Balance:	$2,270.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361485	$15,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361485. Member loan 361485 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	6.45%
Length of employment:	n/a	Location:	LANSING, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Need loan to make home improvements

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1975	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,468.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361489

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361489	$7,200	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361489. Member loan 361489 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	22.09%
Length of employment:	2 years 3 months	Location:	Carterville, MO

Home town:	nashville
Current & past employers:	O'Sullivan Industries
Education:	Missouri Southern State University

This borrower member posted the following loan description, which has not been verified:

I am trying to help my grandson start up his car detail business. He has been involved in this type of business for the past 10 years and has a great work ethic to make this a flourishing business. I plan on being the majority partner in the business and will make sure that the loan gets repaid. This is a dream to be able to spend time working with my grandson on a daily basis. Any an all help is appreciated in helping us both achieve this goal. Thank you in advance.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	13
Revolving Credit Balance:	$10,281.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361491

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361491	$20,000	16.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361491. Member loan 361491 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Sawdust Trail	Debt-to-income ratio:	5.81%
Length of employment:	8 years	Location:	NORTH MYRTLE BEACH, SC

Home town:	Peoria
Current & past employers:	Sawdust Trail
Education:	Southern Illinois University-Edwardsville

This borrower member posted the following loan description, which has not been verified:

I'm looking to take advantage of the recent interest rate cuts and consolidate my debts.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,392.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361495	$12,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361495. Member loan 361495 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Diamond Nexus Labs	Debt-to-income ratio:	17.86%
Length of employment:	1 year	Location:	Milwaukee, WI

Home town:	Milwaukee
Current & past employers:	Diamond Nexus Labs, eFunds Corp, Fidelity National Information Services, Top Floor Technology
Education:	Ottawa University-Milwaukee

This borrower member posted the following loan description, which has not been verified:

Hi. I currently have a car loan at 8.9% that I have only 9,000 left to pay on. I want to consolidate that and another 2,500 mini loan I have into one with a decent interest rate. I figure I could save myself $121 per month and pay this off in 3 years. Thanks for helping a responsible college grad with a good paying job. Jonathan

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361501	$5,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361501. Member loan 361501 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	Gemm Communications, Inc	Debt-to-income ratio:	6.70%
Length of employment:	6 years 6 months	Location:	Fort Lee, NJ

Home town:	Jersey City
Current & past employers:	Gemm Communications, Inc
Education:	NJCU

This borrower member posted the following loan description, which has not been verified:

I started my business in 2002 and have steadily grown. Now I've plateaued and need some extra cash flow to get to the next level. My funded loan will help me create a new job and provide on the job training for an unemployed person in my community. Invest in a female owned small business!

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	29
Revolving Credit Balance:	$54,977.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361511

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361511	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361511. Member loan 361511 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Music Publishing Company of America	Debt-to-income ratio:	6.68%
Length of employment:	1 year 8 months	Location:	Brooklyn, NY

Home town:	Chicago
Current & past employers:	Music Publishing Company of America, MPCA HiFi Recordings
Education:	University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

Please help us close out our first round of financing. Real Talk is a conversation initiated to encourage and inspire forward progression and self discovery. As an event-based, self improvement social network, it?s designed to provide youth with a safe place to communicate openly. We provide participants with live weekly and monthly events in multiple locations where they can sit face-to-face with their peers, give and get support with their life?s issues, as well as build their network, confidence, courage and enhance their communications skills. Through word-of-mouth and web presence, we have grown from a three person event to self improvement symposiums that host nearly one thousand people per month in the United States and abroad! We are closing round one financing to fund the launch of this global online social network. Rupert Murdoch's $580 million purchase of Myspace.com in May of 2005, and AOL's recent $850 million purchase of Bebo.com in August of 2008 shows that Online Social Networking is an industry that's here to stay. And we are excited to be participating in such a lucrative space! Please ask any questions or post any comments/concerns. THANK YOU!

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	82
Revolving Credit Balance:	$7,993.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361522

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361522	$20,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361522. Member loan 361522 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	continental airlines	Debt-to-income ratio:	9.80%
Length of employment:	13 years	Location:	BETHLEHEM, PA

Home town:	Jersey City
Current & past employers:	continental airlines
Education:

This borrower member posted the following loan description, which has not been verified:

pay off bills

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,585.00	Public Records On File:	1
Revolving Line Utilization:	6.40%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361563	$12,500	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361563. Member loan 361563 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,300 / month
Current employer:	Lure Fishbar	Debt-to-income ratio:	0.60%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:	Flushing
Current & past employers:	Lure Fishbar, Telepan, Valbella, Mercer Kitchen
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

I am a young web programmer and designer with a quickly growing client base. I've realized I can make a lot more money as a small business owner than as a freelancer with a day job, so I am beginning to take the steps needed to make that transition. This loan listing is a first step in securing the financial base of my startup. The biggest problem I've found with being in business for myself is that it seems like there is a never ending mountain of work to do. The business side on its own is more than enough to be a full job, leaving little time left over for design or programming work. As it is, I scramble to keep up with the clients I have, and luckily demand keeps increasing anyway. I could decide to keep turning down work, but I would rather find a way to grow with that demand. Since I can't take on all of the work that I want to do myself, I have to subcontract. That's what this loan will be used for. It would act as a bridge between the present, where what I can offer my clients is limited by a lack of financial flexibility (and the time it generally buys), and a near-future where I've built enough of an inventory to dependably have a variety of business income streaming in. Specifically, it would pay for reusable design elements and the components of many projects to be coded or designed for me, while freeing me to simultaneously grow my business in other ways. It would be possible for me to pay for some of this work to be subcontracted on a project by project basis, simply by securing a large portion of all design payments upfront, but that is a very slow and difficult to navigate process. If I have learned anything so far, it is that I want to reduce how many tasks I have to manage at the same time, every chance I get. There are too many things that can go wrong with any project, dragging out the total length from start to delivery. Time lost is money lost, both for me and for my clients. I've decided it's much better for me to get a loan to build up inventory first and have it ready whenever new clients come. It turns the service I provide for them mostly into one of identifying the best way to communicate their ideas and then assembling the pre-made creative parts into a coherent whole, rather than having to go through the entire creative design, web programming, and communications process for each project. I'm a good candidate for this loan because I have a very solid day job. I have used the last 4 years to build my experience, and the resume that comes with it, in some of the best restaurants in NYC. I can count on 50k-70k from restaurant work annually, or higher if I choose to work extra hours or at two locations. So far this year I've made 13k+ on design work in very limited available time, with another 5k+ that is due on delivery of current projects before the end of this year. I am also continuing to study design and development. Currently, I charge between $65 and $85 per hour, depending on the work involved. As I grow my portfolio, reputation, and skills I can dependably charge $100/hr for the same work from a solid range of clients I am already well connected with. With time, I will add Ruby and Flex development to my skills base to increase the average hourly rate I can charge beyond the $150/hr level. The climb from the $20-$50 an hour I currently earn working in restaurants will be a drastic one. With this loan I can make the time it will take to get there significantly shorter.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	28
Revolving Credit Balance:	$229.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361572

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361572	$20,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361572. Member loan 361572 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Exit Realt Elite	Debt-to-income ratio:	6.57%
Length of employment:	3 years	Location:	South Jordan, UT

Home town:	South Jordan
Current & past employers:	Exit Realt Elite, Boardwalk Property Management
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

I have some higher rate credit cards and other loans that I want to get a lower rate and thus pay off faster. I have two cards that I owe about $8,000 each on and my wife has a card with just under $4000 that is owed. All of these debts have an interest rate higher than 14%.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,079.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 23 dated November 4, 2008